Calculation of Filing Fee Tables
S-8
Apnimed, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share	Other	9,305,392	$ 5.12	$ 47,643,607.04	0.0001381	$ 6,579.58
2	Equity	Common Stock, par value $0.00001 per share	Other	5,811,181	$ 16.00	$ 92,978,896.00	0.0001381	$ 12,840.39
3	Equity	Common Stock, par value $0.00001 per share	Other	558,767	$ 13.60	$ 7,599,231.20	0.0001381	$ 1,049.45
Total Offering Amounts:						$ 148,221,734.24		$ 20,469.42
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 20,469.42
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, par value $0.00001 per share (the "Common Stock") of Apnimed, Inc. (the "Company"), which become issuable under the Company's 2017 Stock Incentive Plan, as amended (the "2017 Plan"), 2026 Stock Option and Incentive Plan (the "2026 Plan") and 2026 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (2) Represents 9,305,392 shares of Common Stock issuable upon the exercise of outstanding equity awards under the 2017 Plan as of the date of this Registration Statement. No further grants will be made under the 2017 Plan. To the extent outstanding options granted under the 2017 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2017 Plan, the number of shares underlying such awards will be available for future grant under the 2026 Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $5.12, the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2017 Plan as of the date of this Registration Statement.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, par value $0.00001 per share (the "Common Stock") of Apnimed, Inc. (the "Company"), which become issuable under the Company's 2017 Stock Incentive Plan, as amended (the "2017 Plan"), 2026 Stock Option and Incentive Plan (the "2026 Plan") and 2026 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (4) Represents 5,811,181 shares of Common Stock reserved for issuance under the 2026 Plan. If awards outstanding under the 2017 Plan, as of the date of this Registration Statement, or under the 2026 Plan are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2026 Plan. The 2026 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2026 Plan on January 1 of each year, commencing on January 1, 2027. The number of shares added each year will be equal to the lesser of: (i) five percent of the sum of (a) the number of shares of Common Stock issued and outstanding and (b) the number of shares of Common Stock issuable pursuant to the exercise of any outstanding pre-funded warrants to acquire Common Stock for a nominal exercise price (the "Outstanding Shares") on the immediately preceding December 31, or (ii) such lesser amount as determined by the administrator of the 2026 Plan. (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act, and based on $16.00, the initial public offering price of the Company's Common Stock set forth in the Company's final prospectus dated July 30, 2026 relating to its initial public offering (the "IPO Price").

[3]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, par value $0.00001 per share (the "Common Stock") of Apnimed, Inc. (the "Company"), which become issuable under the Company's 2017 Stock Incentive Plan, as amended (the "2017 Plan"), 2026 Stock Option and Incentive Plan (the "2026 Plan") and 2026 Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. (6) Represents 558,767 shares of Common Stock reserved for future issuance under the ESPP. The ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the ESPP on January 1, 2027, and each January 1 thereafter through January 1, 2036. The number of shares added each year will be equal to the lesser of: (i) 1,676,301 shares of Common Stock, (ii) one percent of Outstanding Shares on the immediately preceding December 31 or (iii) such lesser number of shares of Common Stock as determined by the administrator of the ESPP. (7) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated on the basis of the IPO Price, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources